ALLIANCEBERNSTEIN BOND FUND, INC.

                              ARTICLES OF AMENDMENT

     AllianceBernstein Bond Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended by reclassifying all of the Class A, Class B, Class C, Advisor Class, Class R, Class K and Class I shares of U.S. Government Portfolio Common Stock as Class A, Class B, Class C, Advisor Class, Class R, Class K and Class I shares of AllianceBernstein Bond Fund, Inc. - AllianceBernstein Intermediate Bond Portfolio Common stock.

     SECOND: Upon effectiveness of this amendment to the Charter:

     (a) All of the existing assets and liabilities of U.S. Government Portfolio shall be assigned, transferred, delivered and conveyed to AllianceBernstein Bond Fund, Inc. - AllianceBernstein Intermediate Bond Portfolio and shall become assets and liabilities belonging to AllianceBernstein Bond Fund, Inc. - AllianceBernstein Intermediate Bond Portfolio.

     (b) All of the outstanding Class A, Class B, Class C, Advisor Class, Class R, Class K and Class I shares of U.S. Government Portfolio Common Stock will be reclassified into that number of full and fractional shares of Class A, Class B, Class C, Advisor Class, Class R, Class K and Class I shares of AllianceBernstein Bond Fund, Inc. - AllianceBernstein Intermediate Bond Portfolio Common Stock, par value $.001 per share, determined by dividing the value of the assets less the liabilities of U.S. Government Portfolio attributable to shares of Class A held by stockholders, shares of Class B held by stockholders, shares of Class C held by stockholders, shares of Advisor Class held by stockholders, shares of Class R held by stockholders, shares of Class K held by stockholders and shares of Class I held by stockholders by the then net asset value of one Class A, Class B, Class C, Advisor Class, Class R, Class K and Class I share of U.S. Government Portfolio, as applicable, determined as of the close of regular session trading on the New York Stock Exchange on the day of effectiveness of this amendment. Fractional shares shall be rounded to the second decimal place.

     (c) Open accounts on the share records of U.S. Government Portfolio in the name of each Class A, Class B, Class C, Advisor Class, Class R, Class K and Class I stockholder of U.S. Government Portfolio Common Stock shall be established representing the appropriate number of Class A, Class B, Class C, Advisor Class, Class R, Class K and Class I shares of AllianceBernstein Bond Fund, Inc. - AllianceBernstein Intermediate Bond Portfolio Common Stock, respectively, deemed to be owned by each such stockholder as a result of the reclassification.

     THIRD: This amendment does not amend the description of any class of stock as set forth in the Charter.

     FOURTH: The amendment to the charter of the Corporation as herein set forth has been duly advised by the Board of Directors.
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          IN WITNESS WHEREOF, AllianceBernstein Bond Fund, Inc. has caused these
Articles of Amendment to be executed in its name and on its behalf by Marc O. Mayer, President of the Corporation, and witnessed by Stephen J. Laffey, the Assistant Secretary of the Corporation, this 2nd day of November, 2007. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendments of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                        ALLIANCEBERNSTEIN BOND FUND, INC.


                                        By:/s/Marc O. Mayer
                                           -------------------------------------
                                           Marc O. Mayer
                                           President

WITNESS:

/s/Stephen J. Laffey
------------------------------
Stephen J. Laffey
Assistant Secretary

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